                                                                   EXHIBIT 10.13
                           FIRST AMENDMENT TO LEASE
                           ------------------------

     This First Amendment to Lease ("Amendment") is made, in duplicate, on January 24, 1989, pursuant to a minute order adopted by the City Council of the
---------     --
City of Long Beach on August 9, 1988, by and between CITY OF LONG BEACH, a municipal corporation, ("Landlord") and KILROY LONG BEACH ASSOCIATES, a California limited partnership, ("Developer".)

     WHEREAS, on July 17, 1985, a Lease was entered into between the Landlord and Developer ("Lease"), which Lease demised to Developer to real property described in Exhibit "A" to the Lease.

     WHEREAS, a Parcel Map has been filed with the County of Los Angeles on July 22, 1988, as Parcel Map No. 16960, in Book 208, pages 92 through 100, of Parcel Maps in the office of the County Recorder of said County ("Parcel Map"). This Parcel Map includes the real property demised by the Lease, and other real property.

     WHEREAS, pursuant to the provisions of Section 7.6 of the Lease, the Lease is being subdivided, and following such subdivision of the Lease, there will be three (3) leases between Landlord and Developer, as follows:

     1. Parcels 5 and 6 of the Parcel Map ("Parcel 5 and 6 Lease").

     2. Parcels 1 and 2 of the Parcel Map ("Parcel 1 and 2 Lease").

     3. This Lease, which shall be reduced in scope and

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coverage to include Parcels 3 and 4 of the Parcel Map, and to which an additional Parcel 8 of the Parcel Map shall be added.

     WHEREAS, in connection with the subdivision of the Lease referred to in this Amendment, Landlord acknowledges that it has received the one time charge of Five Thousand and No/100 Dollars ($5,000.00) referred to in the last sentence of Section 7.6 of the Lease.

     WHEREAS, the parties desire to amend the Lease to accomplish the foregoing objectives.

     NOW THEREFORE, the Lease between the parties is hereby amended as follows:

     1. Exhibits "A" and "B", respectively, referred to in the first paragraph of Section 1.4 of the Lease, are hereby changed in their entirety to Exhibits "A" and "B", respectively, attached to this Amendment and marked Exhibits "A" and "B".
     2. Subsection 1.4.1 of the Lease is hereby amended to read in its entirety as follows:

          1.4.1 Adjacent Properties. Developer has entered into a separate
                --------------------
     Lease, dated April 21, 1988, with the Board of Water Commissioners of the City of Long Beach ("Water Department Lease"), for the development of certain adjacent properties ("Adjacent Properties") identified in Exhibit "B", into the Project for creation of an integrated development. The fair market value and fair market Ground Rent and periodic adjustments thereof said Adjacent Properties shall be as mutually agreed by said Board of Water

                                       2

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Commissioners and Developer, and by Landlord, as to that portion of the Premises under the jurisdiction of Landlord. Development of the Adjacent Properties shall be governed by the Water Department Lease (and Landlord, as to its property.)

     3.  Subsection 3.1.1 of the Lease is hereby amended to read as follows:

          3.1.1  Amount of Ground Rent.  Developer shall pay as initial
                 ---------------------
Ground Rent for Parcels 3 and 4 of the Parcel Map, the sum of Three Hundred Sixty-Six Thousand Nine Hundred Eighty-Seven and 65/100 Dollars ($366,987.65) per year, which is stated by the parties to be ten percent (10%) of the initial stated value of the land included in the Premises, which, in turn is agreed by the parties to be Three Million Six Hundred Sixty-Nine Thousand Eight Hundred Seventy-Six and 50/100 Dollars ($3,669,876.50). The Ground Rent for Parcel 8 of the Parcel Map is set forth in Subsection 3.1.4.3.

     4. Subsection 3.1.2 of the Lease is hereby amended to read in its entirety as follows:

          3.1.2  Allocation of Ground Rent.  Developer intends to develop
                 -------------------------
Parcels 3 and 4 of the Premises as two (2) distinct parcels, which are tentatively identified on the preliminary Parcel Map attached hereto and marked Exhibit "C" for reference, with one or more buildings per parcel. The initial Ground Rent obligation described in this subsection 3.1.1 shall be allocated among Parcels 3 and 4 in the proportion that the

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net square footage of land contained in each of said parcels bears to the net square footage of the land in both of said Parcels. "Net square footage" of land means that portion of the land not subject to dedication for public streets and sidewalks.

     5. Subsection 3.1.3 of the Lease is hereby amended to read in its entirety as follows:

          3.1.3 Payment of Ground Rent. The obligation to pay Ground Rent shall
                ______________________
commence as to the first of Parcels 3 or 4 on the date that construction commences on that parcel. The obligation to pay Ground Rent shall commence as to the second parcel on the earlier of (a) the date that construction commences on that parcel, or (b) one parcel every twelve (12) months following commencement of construction on the first parcel within the Project. Construction shall be deemed to have commenced upon the date of issuance of a foundation permit for the first building intended to produce revenue on any given parcel ("Commencement of Construction"), which was Parcel 2 upon which Commencement of Construction was May 6, 1986. Commencement of the initial Ground Rent upon all subsequent parcels within the Project shall occur, one parcel at a time, in the sequence of the numbers of the parcels on the Parcel Map, exclusive of Parcel 8. However, if Ground Rent is commenced on a parcel in a sequence other than the order of numbering of parcels as a result of the commencement of construction on such parcel, Developer

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

shall not also be required to commence payment of fifty percent (50%) of Ground Rent on the next numbered parcel. At the next date when payment of initial Ground Rent is to be commenced, such rent shall be commenced as to the lowest numbered remaining parcel. The shift of sequence of required payments resulting from construction on parcels in different order than their numbers may delay, but shall not permanently terminate the obligation to pay rent as to such parcel.

     6. Subsection 3.1.4.2 is added to the Lease to read as follows:

          3.1.4.2 Parcel 8 Ground Rent. The Ground Rent for Parcel 8 shall be
                  --------------------
eight percent (8%) of the adjusted gross rents received by Developer from subtenants of Developer upon Parcel 8. As used herein, the term adjusted gross rents shall mean all rents received from subtenants of Developer on Parcel 8, less the sum of the following: (i) ten percent (10%) of gross receipts for administrative and management costs; (ii) ten percent (10%) of gross receipts for maintenance, replacement and reserves; (iii) real property taxes and insurance costs for Parcel 8; and (iv) amortization of the costs of construction of improvements made by Developer to Parcel 8, plus interest thereon at twelve percent (12%) per annum, amortized over the then remaining term of the Lease after completion of such improvements to Parcel 8. Section 3.1.7 only of this Lease shall be applicable to Ground Rent for Parcel 8, and the remainder of the provisions of Article 3 (except for new Section 3.12, added to this Amendment, below) shall not be applicable to Parcel 8.

     7. Subsection 3.2.2.1 of the Lease is hereby amended to read in its entirety as follows:

          3.2.2.1 Adjustment for Predevelopment and Infrastructure Costs.
                  ------------------------------------------------------
The fair market land value of the Premises (as agreed upon by Landlord and Developer or as determined by appraisal) shall be adjusted ("Adjusted Fair Market Land Value") in the proportion that Three Million Six Hundred Sixty-Nine Thousand Eight Hundred Seventy-Six and 50/100 Dollars ($3,669,876.50) bears to the original stated land value of the Premises of Three Million Six Hundred Sixty-Nine Thousand Eight Hundred Seventy-Six and 50/100 Dollars
($3,669,876.50) plus the pro rata portion of the actual on-site and off-site "Predevelopment and Infrastructure Costs" applicable to the Premises, determined according to Subsection 3.8. The Adjusted Fair Market Land Value shall be converted into an annual Ground Rent obligation based on the prevailing rate of return as determined pursuant to Subsection 3.2.2.

     8. Section 3.8.1 is added to the Lease to read as follows:

          3.8.1 Allocation of Predevelopment and Infrastructure Costs Among
                ------------------------------------------------------------
Leases. At such time as Predevelopment and Infrastructure Costs have been
------
determined pursuant to Sections 3.6 through 3.11, inclusive, the amount thereof shall be allocated among this Lease, the Parcel 5 and 6 Lease and the Parcel 1 and 2 Lease in the ratio as the square footage of the area of the Premises included in this Lease, exclusive of Parcel 8, bears to the entire square footage of the areas included in this Lease, exclusive of Parcel 8, the Parcel 5 and 6 Lease and the Parcel 1 and 2 Lease.

     9.  Section 3.12 is hereby added to the Lease to read as follows:

          3.12 Parcel 8 Access and Improvements.  Access to Parcel 8 has been
               --------------------------------
provided by a roadway as previously approved by Landlord's Airport Manager. Expenditures related to the construction of this roadway, including paving, concrete work, utilities, landscaping, and security fences and lights in order to accommodate FAA requirements, will become Predevelopment and Infrastructure Costs as defined in Section 3.6, except that the limitation set forth in the last paragraph of Section 3.8 shall not be applicable to the expenditures specified in this Section 3.12 if those expenditures cause the limitation in
Section 3.8 to be exceeded. In no event shall the limit of Section 3.8 be increased by more than the amount by which all other allowed Predevelopment and Infrastructure Costs plus those permitted in this Section 3.12 exceed that limit. Any other improvements to Parcel 8 will not be considered "Predevelopment and Infrastructure Costs."

    10.  Subsection 7.1.1 is added to the Lease to read as follows:

          7.1.1  Development of Parcel 8.  Parcel 8 shall be utilized for
                 -----------------------
aviation purposes according to the terms of Sections 7.1, 8.2, 8.3 and 8.5, except as provided in this Section 7.1.1, and the Premises, including Parcel 8, shall be capable of accommodating at least fifty (50) aircraft. Construction of the improvements shall begin within forty-eight (48) months from date of execution of this Amendment. Parking loss on contiguous elements of the Premises due to development of access to Parcel 8 may be made up by providing parking on a portion of Parcel 8. Otherwise, Parcel 8 cannot be used to alter development rights and obligations on Parcels 1, 2, 3 and 4. To facilitate more efficient aircraft usage of Parcels 1, 2, 3 and 4, Developer may shift automobile parking onto Parcel 8 so that an equal number of efficiently laid out auto parking spaces and necessary landscaping lost to aircraft utilization on Parcels 1, 2, 3 and 4, can be shifted to an equal number of efficiently laid out auto parking spaces and necessary landscaping on Parcel 8, subject to approval by FAA (where required) and the Airport Manager. In addition, Developer may relocate and construct, at its sole expense, the existing perimeter roadway and other easements that would affect the use of Parcel 8 as described above. If approval to relocate the perimeter roadway is not granted by necessary governmental auth-orities, then Ground Rent for Parcel 8 will abate until such approval is attained, as long as Parcel 8 is not and cannot be utilized as provided herein without relocation of the perimeter road.

     11. Section 7.2 of the Lease is hereby amended to read in its entirety as follows:

          7.2 Developer's Obligation to Develop Premises. Developer agrees to
              ------------------------------------------
commence the construction of improvements upon Parcel 3 or Parcel 4 of the Premises on or before May 1, 1990, subject to marketing conditions then existing and the granting of all required governmental approvals and subject to subsection 17.3. After completion of the first building on Parcel 3 or Parcel 4, Developer shall use its best efforts to undertake as expeditiously and fully as is reasonable possible in the exercise of sound business judgment, the planning and construction of improvements upon the other of Parcel 3 or Parcel 4 of the Premises to the end that there will be ultimately constructed as a part of the Project the development contemplated in the Basic Concept Documents or its alternative as approved by Landlord pursuant to subsection 7.3.7. Developer intends to conform to the construction schedule attached as Exhibit "J" entitled "Construction Schedule" but is not required to do so, except as provided in this subsection.

     In the event Developer has not commenced construction on the last of either Parcel 3 or Parcel 4 by January 1, 1993, then the fair market rental value of said parcel shall be adjusted in the manner set forth in Section 3.2, as of

January 1993, upon the assumption that the building or buildings planned for construction upon said parcel had, in fact, been completed.

     12. Section 7.8 is added to the Lease to read as follows:

          7.8 Subdivision and Combining of Parcel 8. Parcel 8 may be subdivided
              -------------------------------------
or combined with Parcels 1, 2, 3 and 4 by Developer in a manner approved by the Airport Manager in order to permit an interrelated development of not less than three (3) acres of aviation facilities with appropriate roadway and taxiway access as shown on Exhibit "C-2". This subdivision and combination of Parcel 8 will be conducted in accordance with the requirement of Sections 7.6 and 7.7. Combining portions of Parcel 8 with other portions of the Premises shall not affect or lessen the Ground Rent for Parcel 8, nor affect or increase the Ground Rent for any other portion of the Premises, nor shall the rental adjustments for other portions of the Premises pursuant to Subsection 3.2 of the Lease be affected in any way by reason of the fact that portions of Parcel 8 are combined with any other portions of the Premises.

     13. Section 8.7 is added to the Lease to read as follows:

          8.7 Use of Parcel 8. Parcel 8 will be used only for aviation uses as
              ---------------
described in Sections 8.2, 8.3, 8.5, Exhibits "K" and "L", except to the extent the uses are integrated into development of Parcels 1, 2, 3 and 4 in which case, corresponding portions of Parcel 8 may be used for automobile parking. However, aircraft tied down in the row closest to Runway 30, and vehicles parked in that row in automobile parking areas (if any) shall not exceed a height of nine (9) feet above ground level.

     14. Section 8.8 is added to the Lease to read as follows:

          8.8 Security and Maintenance. Developer will be responsible for
              ------------------------
security and maintenance of Parcel 8 as required by FAA and the Airport Manager and as described in Exhibit "K".

     15. Subsection 16.1.1 of the Lease is amended to read as in its entirety as follows:

          16.1.1 Receipt by Landlord. Developer has, concurrently with the
                 -------------------
execution and delivery of this Lease, delivered to Landlord a good faith deposit in the amount of One Million and No/100 Dollars ($1,000,000.00) as security for the performance of the obligations of Developer to be performed in accordance with the provisions of this Lease. The receipt of the deposit is hereby acknowledged by Landlord. The good faith deposit of One Million and No/100 Dollars ($1,000,000.00) previously made by Developer pursuant to the provisions of Section 16.1 and Subsection 16.1.1 of the Lease shall be allocated to and held by Landlord in the following amounts with respect to the following leases.

                 This Lease                   $  366,987.65
                 Parcel 5 & 6 Lease              295,428.97
                 Parcel 1 & 2 Lease              337,583.38
                                              -------------
                        Total                 $1,000,000.00


     16. Subsection 16.2 of the Lease is hereby amended to read as follows:

          16.2 Construction Security Deposits. Developer has, prior to the
               ------------------------------
execution and delivery of this Lease, delivered to Landlord a construction deposit in the amount of One Million and No/100 Dollars ($1,000,000.00) as security for the performance of the obligations of Developer to be performed in accordance with the provisions of this Lease. The receipt of the deposit is hereby acknowledged by Landlord. The construction security deposit of One Million and No/100 Dollars ($1,000,000.00) previously made by Developer pursuant to the provisions of Section 16.2 of the Lease shall be allocated to and held by Landlord in the following amounts with respect to the following leases:

                        This Lease               $  366,987.65
                        Parcel 5 & 6 Lease          295,428.97
                        Parcel 1 & 2 Lease          337,583.38
                                                 -------------
                               Total             $1,000,000.00


     17. Subsection 16.2.4 of the Lease is hereby amended to read in its entirety as follows:

          16.2.4 Return of Deposit. Promptly upon Developer's completion of the
                 -----------------
construction of any building improvements upon the Premises and the issuance of a Certificate of Occupancy for such improvements, Landlord shall release and return to Developer a portion of the deposit described in subsection 16.2 based upon the proportion of the number of square feet of building area (as measured from the exterior of exterior building walls) within such completed building improvements and to 42,218 square feet of building area. If Developer is not in default under this Lease, the balance of such deposit if any, with accrued interest shall be returned to Developer upon the occurrence of the Completion Date as specified in this Lease.

     18. Except as stated in this First Amendment, the Lease dated July 17, 1985, will remain in effect.

     IN WITNESS WHEREOF, the parties hereto have caused these presents to be duly executed in duplicate with all the formalities required by law and the respective dates set forth opposite the signatures.

                                       CITY OF LONG BEACH, a municipal
                                       corporation

January 24, 1989                       By: /s/  JAMES C. MANKLA
----------    --                           ----------------------------
                                                   City Manager

                                       LANDLORD

                                       KILROY LONG BEACH ASSOCIATES,
                                       a California limited partnership

                                       By: KILROY INDUSTRIES, General Partner

January 5, 1989                        By: /s/  MARSHALL L. McDANIEL
---------    --                            ------------------------------
                                                MARSHALL L. McDANIEL
                                       Title: Senior Vice President
                                              and Secretary
                                              ---------------------------

                                       DEVELOPER

     The foregoing Amendment to Lease is hereby approved as to form this 18th day of January, 1989.

                                       JOHN R. CALHOUN, City Attorney

                                       By: /s/ John R. Calhoun
                                          -----------------------------
                                                               Deputy

                          DEVELOPER'S ACKNOWLEDGMENT
                          --------------------------


STATE OF CALIFORNIA     )
                        )  ss.
COUNTY OF LOS ANGELES   )


     On January 5, 1989, before me, the undersigned, a Notary Public in and for
        ---------
said State, personally appeared Marshall L. McDaniel, personally known to me or proved to me on the basis of satisfactory evidence to be the person that executed this instrument as Senior Vice President of Kilroy Industries, the corporation that executed this instrument as the general partner of KILROY LONG BEACH ASSOCIATES, a California Limited Partnership, the partnership that executed the within instrument, and acknowledged to me that such corporation executed the same as such partner and that said partnership executed the same.

     WITNESS my hand and official seal.

[SEAL]


                                       /s/ Nadine K. Kirk
                                       -----------------------------------
                                       Notary Public in and for said State



[SEAL APPEARS HERE]

                           FIRST AMENDMENT TO LEASE

                                  EXHIBIT "A"

                               LEGAL DESCRIPTION

                    KILROY AIRPORT CENTER, PARCELS 3, 4 & 8


Parcels 3, 4 and 8 of Parcel Map No. 16960, in the City of Long Beach, County of Los Angeles, State of California, as per map recorded in Book 208, Pages 92 through 100 inclusive of Parcel Maps, in the Office of the County Recorder of said County.

                              [MAP APPEARS HERE]


                                    MAP OF
                             PARCELS 1 THROUGH 10
                             PARCEL MAP NO. 16960
                              P.M.B. 208 - 92/100
                           IN THE CITY OF LONG BEACH
                             COUNTY OF LOS ANGELES
                              STATE OF CALIFORNIA
                              FOR LEASE PURPOSES


                                  EXHIBIT "B"
                                  Page 1 of 1